UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2026

AA Mission Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42196	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Waterway Avenue, STE 300 #9732

The Woodlands, TX 77380

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code 832-336-8887

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one warrant	AAM.U	The New York Stock Exchange
Class A ordinary shares, par value $0.0001 per share	AAM	The New York Stock Exchange

Warrants, each whole warrant entitles the holder thereof to purchase one

Class A ordinary share at a price of $11.50 per share, exercisable 30 days after the completion of our initial business combination and will expire five years after the completion of our initial business combination or earlier upon redemption or our liquidation

	AAM.W	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On January 28, 2026, AA Mission Acquisition Corp. (the “Company”) convened an extraordinary general meeting of its shareholders (the “Extraordinary General Meeting”). At the Extraordinary General Meeting, the Company’s shareholders voted on the proposals set forth below, each of which is described in greater detail in the definitive proxy statement on Schedule 14A (File No. 001-42196), filed by the Company with the U.S. Securities and Exchange Commission on January 12, 2026, as supplemented and amended on January 22, 2026.

There were 43,974,000 Class A ordinary shares (the “Ordinary Shares”) issued and outstanding at the close of business on January 9, 2026 the record date (the “Record Date”) for the Extraordinary General Meeting. At the Extraordinary General Meeting, there were 35,724,698 Ordinary Shares present either in person, by proxy or online, representing approximately 81.24% of the total outstanding Ordinary Shares of the Company entitled to vote as of the Record Date.

A summary of the voting results for each proposal is set forth below.

Proposal No. 1 - The Extension Amendment Proposal

The shareholders did not approve the proposal to, by special resolution, amend the Company’s second amended and restated memorandum and articles of association (the “Articles”) currently in effect to give the Company the right to extend the Combination Period from February 2, 2026 up to 12 times, up to February 2, 2027 (the “Extension Amendment Proposal”).

The voting results were as follows:

FOR	AGAINST	ABSTAIN
16,635,363	19,089,335	0

Proposal No. 2 – Trust Agreement Amendment Proposal

The shareholders did not approve the proposal to, by ordinary resolution, amend the Investment Management Trust Agreement, dated as of August 2, 2024 (the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, as trustee, to permit the Company to extend the duration of the Trust Agreement from February 2, 2026 up to 12 times, up to February 2, 2027, by providing 5 days’ advance notice to the trustee prior to the applicable termination date and depositing into the Trust Account, for each month in an extension, $173,000 (the “Trust Agreement Amendment Proposal”).

The voting results were as follows:

FOR	AGAINST	ABSTAIN
16,635,363	19,089,335	0

Proposal No. 3 - The Adjournment Proposal

The shareholders did not approve the proposal to, by ordinary resolution, adjourn the Extraordinary General Meeting to a later date or dates or indefinitely, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Extraordinary General Meeting, there are insufficient votes to approve the Extension Amendment Proposal or the Trust Agreement Amendment Proposal.

The voting results were as follows:

FOR	AGAINST	ABSTAIN
16,729,162	18,995,536	0

Item 8.01. Other Events.

On January 29, 2026, the Company issued a press release announcing the results of the Extraordinary General Meeting and that the Company will redeem all of its outstanding Ordinary Shares, effective as of the close of business on February 13, 2026, because the Company will not consummate an initial business combination within the time period required by the Articles. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated January 29, 2026.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AA MISSION ACQUISITION CORP.

By:	/s/ Qing Sun
	Name:	Qing Sun
	Title:	Chief Executive Officer

Dated: January 29, 2026

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